Record & Return To:
Mark C. Simon, Esq.
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661

This Instrument was Prepared by
Shannon B. Gray, Esq.
Carlton Fields, P.A.
Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard
Tampa, Florida 33607

(space above reserved for recorder’s use)
AMENDED AND RESTATED LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FINANCING STATEMENT

TAMPA WESTSHORE ASSOCIATES LIMITED PARTNERSHIP
c/o The Taubman Company LLC
200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan 48304

as MORTGAGOR

IN FAVOR OF

EUROHYPO AG, NEW YORK BRANCH
1114 Avenue of the Americas
29th Floor
New York, New York 10036
Agent,

as MORTGAGEE

DATED:  AS OF JANUARY 8, 2008

MORTGAGOR EXECUTED IN FAVOR OF DRESDNER BANK AG, NEW YORK BRANCH, THAT CERTAIN LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT DATED AS OF NOVEMBER 10, 1999 AND RECORDED ON NOVEMBER 16, 1999 IN OFFICIAL RECORDS BOOK 09922, PAGE 1704 IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA (THE “DRESDNER MORTGAGE”), AS ASSIGNED TO MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC. BY THAT CERTAIN ASSIGNMENT OF LEASEHOLD MORTGAGE DATED AS OF DECEMBER 23, 2002 AND RECORDED ON DECEMBER 30, 2002 IN OFFICIAL RECORDS BOOK 12228, PAGE 0512 IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS RENEWED AND RESTATED BY THAT CERTAIN RENEWED AND RESTATED LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT DATED AS OF DECEMBER 23, 2002 AND RECORDED ON DECEMBER 30, 2002 IN OFFICIAL RECORDS BOOK 12228, PAGE 0518 IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, WHICH MORTGAGE  WAS ASSIGNED TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE FOR MORGAN STANLEY I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-XLF DATED JULY 8, 2003 AND RECORDED OCTOBER 14, 2003 IN OFFICIAL RECORDS BOOK 13209, PAGE 1551, AS ASSIGNED TO MORGAN STANLEY MORTGAGE CAPITAL INC. BY THAT CERTAIN ASSIGNMENT OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT DATED AS OF OCTOBER 16, 2006 AND RECORDED ON JANUARY 12, 2007 IN OFFICIAL RECORDS BOOK 17332, PAGE 1920 IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AS ASSIGNED TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-XLF BY THAT CERTAIN ASSIGNMENT OF MORTGAGE AND ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS DATED AS OF FEBRUARY 15, 2007 AND RECORDED ON MAY 31, 2007 IN OFFICIAL RECORDS BOOK 17803, PAGE 0700 IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA  (THE “EXISTING MORTGAGE”).  THIS AMENDED AND RESTATED LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT AMENDS AND RESTATES THE EXISTING MORTGAGE.  BASED UPON AN AGGREGATE PRINCIPAL AMOUNT OF $193,500,000.00 SECURED BY THE DRESDNER MORTGAGE, FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $677,250.00 AND INTANGIBLE PERSONAL PROPERTY TAXES IN THE AMOUNT OF $341,000.00 WERE PAID UPON THE RECORDING OF THE DRESDNER MORTGAGE.  THE CURRENT OUTSTANDING PRINCIPAL SECURED BY THE EXISTING MORTGAGE IS $175,150,369.64 AND THE PRINCIPAL AMOUNT SECURED HEREBY IS $325,000,000.00, WHICH INCLUDES A FUTURE ADVANCE OF $149,849,630.36, AND THEREFORE, FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $524,473.95 AND INTANGIBLE PERSONAL PROPERTY TAXES IN THE AMOUNT OF $299,699.26 ARE DUE ON THE INCREASE IN THE PRINCIPAL AMOUNT TO BE SECURED HEREBY AND SHALL BE PAID IN CONNECTION WITH THE RECORDATION OF THIS MORTGAGE.

THIS AMENDED AND RESTATED LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) is made as of the 8th day of January, 2008, by TAMPA WESTSHORE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Mortgagor”), whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304, in favor of EUROHYPO AG, NEW YORK BRANCH (“Mortgagee”), whose address is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036, individually and as “Agent” for the other lenders who are from time-to-time party to the Loan Agreement (as such term is defined below) (collectively, the “Lender”).

W I T N E S S E T H:

WHEREAS, Mortgagor and Dresdner Bank AG, New York Branch, as agent, (“Dresdner”) entered into that certain Loan Agreement dated as of November 1, 1999 (the “Dresdner Loan Agreement”), pursuant to which Dresdner agreed to make a loan to Mortgagor in the original principal amount of One Hundred Ninety-Three Million Five Hundred Thousand and No/100 Dollars ($193,500,000.00) (the “Dresdner Loan”);

WHEREAS, Mortgagor executed that certain Leasehold Mortgage, Security Agreement, and Financing Statement for the benefit of Dresdner, dated as of November 10, 1999 and recorded November 16, 1999, in the Official Records of Hillsborough County, Florida (the “Recorder’s Office”) at Book 09922, Page 1704 (the “Dresdner Mortgage”);

WHEREAS, Dresdner assigned the Dresdner Mortgage to Morgan Stanley Mortgage Capital Inc., a New York corporation (successor in interest to Morgan Stanley Dean Witter Mortgage Capital, Inc., a New York corporation) (“Morgan Stanley”), pursuant to that certain Assignment of Leasehold Mortgage, dated as of December 23, 2002 and recorded December 30, 2002 in the Recorder’s Office at Book 12228, Page 0512;

WHEREAS, Mortgagor executed that certain Renewed and Restated Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement for the benefit of Morgan Stanley, dated as of December 23, 2002 and recorded December 30, 2002 in the Recorder’s Office, at Book 12228, Page 0518 (the “Morgan Stanley Mortgage”);

WHEREAS, Mortgagor and Morgan Stanley, entered into that certain Loan Agreement dated as of December 23, 2002 (the “Existing Loan Agreement”), pursuant to which Morgan Stanley agreed to make a loan to Mortgagor in the original principal of One Hundred Ninety-Two Million and No/100 Dollars ($192,000,000.00) (the “Existing Loan”);

WHEREAS, the Existing Loan is evidenced by (i) that certain Second Renewed and Restated Promissory Note A-1 (Split Note A-1) dated July 1, 2003, in the original principal sum of up to ONE HUNDRED FIFTEEN MILLION SEVEN HUNDRED NINETY-SIX THOUSAND THREE HUNDRED SEVENTY-ONE AND 72/100 Dollars ($115,796,371.72) (“Split Note A-1”); (ii) that certain Second Renewed and Restated Promissory Note A-2 (Split Note A-2) dated July 1, 2003, in the original principal sum of up to THIRTY-EIGHT MILLION ONE HUNDRED ONE THOUSAND EIGHT HUNDRED FOURTEEN AND 14/100 Dollars ($38,101,814.14) (“Split Note A-2”); and (iii) that certain Renewed and Restated Promissory Note A-3 (Split Note A-3) dated July 1, 2003, in the original principal sum of up to THIRTY-EIGHT MILLION ONE HUNDRED ONE THOUSAND EIGHT HUNDRED FOURTEEN AND 14/100 Dollars ($38,101,814.14) (the “Split Note A-3”), each made by Mortgagor in favor of Morgan Stanley (collectively, the “Existing Notes”);

WHEREAS, Morgan Stanley assigned the Existing Loan to Wells Fargo Bank N.A. as trustee for Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-XLF (“Wells Fargo”) pursuant to that certain Assignment of Renewed and Restated Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated as of July 8, 2003 and recorded October 14, 2003 in the Recorder’s Office at Book 13209, Page 1544 (the “Morgan Mortgage Assignment 1”)

WHEREAS, Wells Fargo assigned the Morgan Stanley Mortgage to Morgan Stanley pursuant to that certain Assignment of Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated as of October 16, 2006 and recorded on January 12, 2007 in the Recorder’s Office at Book 17332, Page 1920 (the “Morgan Mortgage Assignment 2);

WHEREAS, Morgan Stanley assigned the Morgan Stanley Mortgage to LaSalle Bank National Association, as trustee for the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-XLF (“LaSalle”) pursuant to that certain Assignment of Mortgage and Assignment of Assignment of Leases and Rents dated as of February 15, 2007 and recorded May 31, 2007 in the Recorder’s Office at Book 17803, Page 0700 (the “Morgan Mortgage Assignment 3; collectively with the Morgan Stanley Mortgage, the Morgan Mortgage Assignment 1 and the Morgan Mortgage Assignment 2, the “Existing Mortgage”);

WHEREAS, simultaneously herewith, Mortgagee purchased the Existing Loan from LaSalle, and in connection therewith, LaSalle assigned the Existing Mortgage and the Existing Notes to Mortgagee pursuant to that certain Assignment of Loan Documents dated as of January 8, 2008, and recorded in the Recorder’s Office at Book _____, Page _____;

WHEREAS, Mortgagee and Lender agreed to make a loan to Mortgagor in the aggregate principal amount of up to THREE HUNDRED TWENTY-FIVE MILLION and No/100 DOLLARS ($325,000,000.00) (the “Loan”), from time to time under the terms of the new promissory notes given in substitution of the Existing Notes (collectively, the “Notes”) each dated as of January 8, 2008, pursuant to and in accordance with the terms and provisions of that certain Loan Agreement dated as of January 8, 2008, by and among Agent, Lender and Mortgagor (the “Loan Agreement”).  All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement;

WHEREAS, in connection with the Loan, Mortgagor and Mortgagee shall, at even date herewith, execute and deliver all of the other Loan Documents (as such term is defined in the Loan Agreement) from Mortgagor to Mortgagee and/or between Mortgagor and Mortgagee (inclusive of this Mortgage); and

WHEREAS, Mortgagor desires to secure the payment and performance of the Obligations.

NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED THE EXISTING MORTGAGE IS HEREBY AMENDED AND RESTATED AND RENEWED TO READ AS FOLLOWS:

MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, in all of Mortgagor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the “Property”):

A.           All of Mortgagor’s right, title, and interest in that certain real property situated in the City of Tampa, County of Hillsborough, State of Florida, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Estate”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired, including but not limited to all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor under that certain Shopping Center Lease, dated September 10, 1998, between Hillsborough County Aviation Authority, as lessor (“Lessor”) and Mortgagor, as lessee, which was recorded on September 17, 1998 in Book 9242 at Page 1058 and on March 19, 1999 in Book 9535 at Page 1 in Public Records of Hillsborough County, Florida, as amended by that certain First Amendment to Shopping Center Lease, dated June 1, 2001 between Lessor and Mortgagor, which was recorded on July 25, 2001 in Book 10958 at Page 1851 in the Public Records of Hillsborough County, Florida and that certain Lease dated June 14, 2001 between Lessor, as lessor, and Concorde Companies, as lessee, which was recorded on July 16, 2001 in Book 10942 at Page 686 in the Public Records of Hillsborough County, Florida, as amended by that certain First Amendment to Lease, dated April 5, 2007 between Lessor and Concorde Companies, which was recorded on April 20, 2007 in Book 17689 at Page 1891 in the Public Records of Hillsborough County, Florida, as thereafter assigned by Concorde Companies to IP Land Associates LLC, a Delaware limited liability company, by that certain Ground Lease Assignment, dated as of April 20, 2007, the assignment was recorded on April 20, 2007 in Book 17689 at Page 1931 in the Public Records of Hillsborough County, Florida, the lessee’s interest under which has been further assigned to Mortgagor by that certain Ground Lease Assignment dated as of January 8, 2008, the assignment was recorded on ________, 2008 in Book _____ at Page ____ in the Public Records of Hillsborough County, Florida, individually or collectively, as the context shall require;

B.           All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the “Improvements”);

C.           All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

D.           All reciprocal easement agreements, and operating agreements, and agreements between Mortgagor and Anchor Tenants, easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates. rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate and/or Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

E.           All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

F.           All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

G.           All Interest Rate Protection Products, cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee or Lender pursuant to this Mortgage, the Loan Agreement, or any other of the Loan Documents;

H.           All leases (including, without limitation, oil, gas and mineral leases), subleases, licenses, concessions and occupancy agreements of all or any part of the Real Estate or the Improvements now or hereafter entered into (each, a “Lease” and collectively, the “Leases”) and all rents, royalties, issues, profits, revenue, income and other benefits (collectively, the “Rents and Profits”) of the Real Estate or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, subtenants, lessees or licensees, as applicable (each, a “Tenant” and collectively, the “Tenants”), of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.7 hereinbelow;

I.           All contracts and agreements now or hereafter entered into relating to any part of the Real Estate or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, development agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management, operation, leasing, sale, maintenance or repair of any part of the Real Estate or the Improvements, subject to Mortgagor’s license to collect the Rents and Profits as set forth in Section 1.6 below;

J.           All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

K.           All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the “General Intangibles”);

L.           All water taps, sewer taps, certificates of use and occupancy (or their equivalent), permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter owned by Mortgagor and located or installed on the Real Estate or the Improvements;

M.           All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

N.           All right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

O.           All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and proceeds of refunds of any taxes or assessments levied against the Property with respect to any period in which this Mortgage encumbers the Property;

P.           All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

FOR THE PURPOSES OF SECURING:

(1)           The debt evidenced by the Notes in the aggregate principal amount of Three Hundred Twenty-Five Million and 00/100 Dollars ($325,000,000.00), together with interest as therein provided;

(2)           All indebtedness and obligations of Mortgagor pursuant to the Loan Agreement;

(3)           The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, guarantying, securing or otherwise relating to the indebtedness evidenced by the Note, including, but not limited to the Loan Documents and the payment of all other sums therein covenanted to be paid;

(4)           Any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Property at the time of such advances); and

(5)           Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee under the Loan Documents (as the same may be supplemented, amended or modified from time to time), including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, all indebtedness to Mortgagee or Lender under Interest Rate Agreement, and all renewals, modifications, consolidations, replacements and extensions thereof;

(All of the sums referred to in Paragraphs (1) through (5) above are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby”).

TO HAVE AND TO HOLD the Property unto Mortgagee, its successors and assigns forever, for the purposes and uses herein set forth.

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note and the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall release this Mortgage and the lien hereof by proper instrument.

ARTICLE I

COVENANTS OF MORTGAGOR

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Mortgage, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

1.1  Defense of Title.  If, while this Mortgage is in force, title to the Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner. Mortgagor, at Mortgagor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper; any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.2  Performance of Obligations.  Mortgagor shall pay when due the principal of and the interest on the indebtedness evidenced by the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly perform and comply in all material respects with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

1.3  Insurance.  Mortgagor shall, at Mortgagor’s expense, maintain in force and effect on the Property at all times while this Mortgage continues in effect the insurance required by Section 8.1(c) of the Loan Agreement and shall renew all such insurance as required by Section 16.1(a) of the Loan Agreement, the provisions of which are hereby incorporated herein by reference.

1.4  Payment of Taxes.  Mortgagor shall pay or cause to be paid, all taxes and assessments which are or may become a lien on the Property or which are assessed or imposed against the property in accordance with and subject to the provisions of Section 15.2(c) of the Loan Agreement, the terms of which are incorporated herein by reference.

1.5  Casualty and Condemnation.  In the event of the occurrence of any casualty affecting, or for the institution of any proceedings for eminent domain or for the condemnation of, the Property of any portion thereof, Mortgagor does hereby assign to Mortgagee all proceeds of insurance or condemnation in accordance with but subject to Section 16 of the Loan Agreement, the terms of which are incorporated herein by reference, and agrees to proceed in accordance with the terms and provisions of Section 16 of the Loan Agreement.

1.6  Rents and Profits.  As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Leases, and all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Mortgage, Mortgagor shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof. Upon the occurrence of an Event of Default, Mortgagor’s license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee and Mortgagor shall, within three (3) business days after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee, nor the exercise of Mortgagee’s rights as assignee of the Leases, shall constitute any assumption by Mortgagee of any obligations under any Lease or other agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default hereunder, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor’s obligation to make such payment to Mortgagor. All Rents and Profits collected or received by Mortgagee shall be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned in accordance with the Loan Agreement. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Default or Event of Default hereunder. The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. As additional security for the indebtedness secured hereby, Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (as hereafter amended, consolidated or modified from time to time, the “Assignment”) in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

1.7  Leases.

(a)  Lease Requirements and Administration.  Execution and administration of all Leases shall be subject to the terms and provisions of Section 14.20 and Section 15.15 of the Loan Agreement, the terms of which are incorporated herein by reference.

(b)  Security Deposits.  All security deposits of tenants, whether held in cash or in any other form, shall be held in compliance with applicable law.  Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Mortgagee; shall, if permitted pursuant to any applicable legal requirements, name Mortgagee as payee or mortgagee thereunder or, at Mortgagee’s option, be assigned or fully assignable to Mortgagee; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor’s compliance with the foregoing. Upon an Event of Default under this Mortgage, Mortgagor shall, immediately upon Mortgagee’s request (if permitted by applicable law), deliver to Mortgagee the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Mortgagee subject to the terms of the Leases.

(c)  Rights of Mortgagee Upon Default.  Upon an Event of Default and during the continuance thereof, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys in compliance with all applicable laws. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into Leases for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of such Lease may extend beyond the date of any foreclosure sale at the Property; it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into Leases for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such Leases had been made by Mortgagor as the leasehold owner of the Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Property (unless such loss is caused solely by the gross negligence or willful misconduct of Mortgagee in the exercise of its rights granted hereunder) nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of this instrument or the exercise of rights or remedies hereunder Mortgagor shall, and does hereby, indemnify Mortgagee and Lender for, and hold Mortgagee and Lender harmless from, any and all claims, actions, demands, liabilities, loss or damage which are incurred by Mortgagee or Lender under any such Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property except to the extent hereinabove set forth. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section. The foregoing rights are in addition to all other rights and remedies granted to Mortgagee pursuant to this Mortgage.

1.8  Alienation and Further Encumbrances.  Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating properties similar to the Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed in Section 15.13 and Section 18.2 of the Loan Agreement, the terms of which are hereby incorporated herein by reference, and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or interest therein or any interest in Mortgagor shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases), assigned, pledged, mortgaged, further encumbered or otherwise transferred in derogation of this Mortgage or of Section 15.13 of the Loan Agreement, or Mortgagor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee’s sole discretion, then, the same shall constitute an Event of Default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing. such prepayment fee shall also then be immediately due and payable to the same end as though Mortgagor were prepaying the entire indebtedness secured hereby on the date of such acceleration.

1.9  Payment of Utilities, Assessments, Charges, Etc.  Mortgagor shall pay prior to delinquency, late charge, or penalty all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

1.10  Access Privileges and Inspections.  Mortgagee and its respective agents, representatives and employees, subject to the rights of tenants, shall have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times upon reasonable prior notice for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Property. Mortgagor shall lend assistance to all such agents, representatives and employees. All information obtained pursuant to such access and inspections shall be subject to the confidentiality provisions of Section 22.17 of the Loan Agreement.

1.11  Waste; Alteration of Improvements.  Mortgagor shall not commit, suffer or permit any material waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Mortgagor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee, other than replacement of personal property in the ordinary course of business. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

1.12  Zoning.  Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements, subject to any rights to contest same granted to Mortgagor pursuant to the Loan Agreement. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Mortgagor shall keep all licenses, permits, franchises and other approvals required for the operation of the Property in full force and effect. Mortgagor shall operate the Property as a regional shopping mall, for so long as the indebtedness secured hereby is outstanding. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Without limiting the foregoing, in no event shall Mortgagor take any action that would reduce or impair either (a) the number of parking spaces at the Property below the number required by the REA and applicable Law, or (b) the access to the Property from adjacent public roads. Further, without Mortgagee’s prior written consent, Mortgagor shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or co-operative or convert any part of the Real Estate or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

1.13  Financial Statements and Books and Records.  Mortgagor shall keep accurate books and records of account of the Property and its own financial affairs in accordance with Section 14.11 of the Loan Agreement, the terms of which are incorporated herein by reference.

(a)  Further Documentation.  Mortgagor shall, upon the reasonable request of Mortgagee and at the expense of Mortgagor: (1) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (2) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively, the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (3) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (4) promptly furnish to Mortgagee, upon Mortgagee’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Event of Default hereunder has occurred or, to the best knowledge of Mortgagor, whether any event has occurred which would with the passage of time, constitute an Event of Default hereunder, stating whether any offsets or defenses exist against the indebtedness secured hereby and containing such other matters as Mortgagee may reasonably require.

1.14  Payment of Costs; Reimbursement to Mortgagee.  In accordance with applicable laws, Mortgagor shall pay all costs and expenses of every character incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and attorneys’ fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Rate from and after the date of Mortgagee’s making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Property (other than landlord-tenant litigation in the ordinary course of business or any other litigation which does not require notification to Mortgagee under the terms of the Loan Agreement), or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee’s security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if an Event of Default occurs under this Mortgage or any of the other Loan Documents, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which is likely to affect Mortgagee’s interest in the Property or Mortgagee’s right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof (subject to the applicable provisions of the REA and the Leases) for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.14 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Mortgagor, Mortgagee, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee and Lender harmless from and against all loss, cost and expenses with respect to any Event of Default hereunder, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon, including, in any case, reasonable attorneys’ and paralegals’ fees, costs and expenses as aforesaid, whether at pretrial, trial, post judgment bankruptcy or appellate level, and such indemnity shall survive payment in full of the indebtedness secured hereby. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

1.15  Security Interest.  This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in all sums on deposit with Mortgagee pursuant to the provisions hereof and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Real Estate or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements. The foregoing security interest shall also cover Mortgagor’s leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee or as expressly permitted by Section 15.9 of the Loan Agreement. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents and except as otherwise expressly permitted by the terms of this Mortgage. All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable Law, statute, ordinance or insurance policy.

1.16  Security Agreement.  This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby authorizes and irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Except with respect to Rents and Profits to the extent specifically provided herein to the contrary, from and after the occurrence of an Event of Default Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon an Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee’s election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Mortgagee shall have the right to enter upon the Real Estate and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Real Estate, a place which is hereby deemed to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

(a)  In the event of a foreclosure sale and in accordance with applicable laws, the Property may, at the option of Mortgagee, be sold as a whole or in parts, as determined by Mortgagee in its sole discretion; and

(b)  It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)  Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

TAMPA WESTSHORE ASSOCIATES LIMITED

PARTNERSHIP

c/o The Taubman Company LLC

200 East Long Lake Road, Suite 300

Bloomfield Hills, Michigan 48304

Attention:  Mr. Steven E. Eder

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

EUROHYPO AG, NEW YORK BRANCH

1114 Avenue of the Americas, 29th Floor

New York, New York 10036

1.17  Easements and Rights-of-Way.  Other than as may be permitted by Section 18.2 of the Loan Agreement, Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Mortgagee, such consent not to be unreasonably withheld, delayed or conditioned. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, or if its consent is not needed under the Loan Agreement, Mortgagee agrees to subordinate the lien of the Mortgage to such easement or right-of-way, provided that Mortgagee is paid a reasonable review fee together with all other expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in the review of Mortgagor’s request and in the preparation of documents effecting the subordination.

1.18  Compliance with Laws.  Mortgagor shall at all times comply with all Laws, statutes, ordinances, orders, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use, possession, or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security reasonably satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, and shall use its best efforts to cause all occupants of the Property not to use or occupy the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable Law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Mortgagor shall immediately forward to Mortgagee copies of any written notices or correspondence received from any governmental authority relating to Mortgagor’s violation of its obligations under applicable Laws or other agreements executed in connection therewith.

1.19  Additional Taxes.  In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee or Lender the payment of the whole or any part of the taxes or assessments or charges of liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the Mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the indebtedness secured hereby or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to be and become due and payable in full thirty (30) days from the giving of such notice.

1.20  Secured Indebtedness.  It is the intent hereof to secure payment of the Note and any other obligations of Mortgagor to Mortgagee and Lender hereunder and, if Mortgagor is more than one person or entity, to secure payment of any other obligations of any one or more of such persons or entities to Mortgagee whether the entire amount shall have been advanced to Mortgagor, or to either or any of them, at the date hereof or at a later date, and to secure any other amount or amounts that may be added to the indebtedness secured hereby under the terms of this Mortgage. The total amount of indebtedness secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed a principal sum equal to 200% of the original principal amount of the Note, plus interest thereon and any disbursements made for the payment of taxes, levies or insurance on the Property with interest thereon; and this Mortgage shall secure any and all additional or further monies which may be advanced by Mortgagee to Mortgagor after the date hereof as if such additional or further advances were made on the date hereof, whether or not such future advances of money are evidenced by a note or notes executed by Mortgagor, or by either or any of them, to Mortgagee and if so evidenced, with such maturities as shall be determined from time to time, but any and all such future advances secured by this Mortgage shall be made not more than twenty (20) years after the date hereof. Mortgagor shall not file a notice pursuant to Section 697.04, Florida Statutes (or any successor thereto), limiting the right of Mortgagee to make such additional or further advances with priority as specified herein. Nothing herein contained shall be deemed an obligation on the part of the Mortgagee to make any future advances.

1.21  Mortgagor’s Waivers.  To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Mortgagor, for Mortgagor and Mortgagor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for at law or herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Mortgagor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the indebtedness secured hereby the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.22  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE REAL ESTATE IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE REAL ESTATE IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN ARTICLE 23 OF THE LOAN AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

MORTGAGEE AND MORTGAGOR, TO THE FULL EXTENT. PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

1.23  Intentionally Omitted.

1.24  Management.  The management of the Property shall be by either:  (a) The Taubman Company LLC, Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee (which approval shall not be unreasonably withheld, conditioned or delayed) for so long as Mortgagor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Mortgagee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. In no event shall any manager be removed or replaced or the terms of any management agreement materially modified or amended without the prior written consent of Mortgagee. After an Event of Default hereunder or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Mortgagor’s liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. It shall be a condition of Mortgagee’s consent to any management agreement, whether with an affiliate of Mortgagor or a professional property management company, that such manager enter into an agreement with Mortgagee whereby the manager acknowledges and agrees to the aforesaid rights of Mortgagee, and as to such other matters as Mortgagee may require.

ARTICLE II

EVENTS OF DEFAULT

2.1  Events of Default.  The occurrence of any of the following shall be an “Event of Default hereunder:

(a)  Failure of Mortgagor (i) (x) to pay principal when due, (y) to pay any interest within five (5) days after the date when due or (z) to observe or perform any of the other covenants or conditions by Mortgagor to be performed under the terms of this Mortgage or any other Loan Document concerning the payment of money, for a period of five (5) business days after written notice from Mortgagee that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Mortgagee, to observe or perform any non-monetary covenant or condition contained in this Mortgage or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Mortgagor shall have an additional ninety (90) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Mortgagor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting one hundred twenty (120) day period from the date of Lender’s notice, and provided further that if a different notice or grace period is specified under any other subsection of Section 19.1 of the Loan Agreement with respect to a particular breach, the specific provision shall control.

(b)  A default occurs under the Loan Agreement or any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

ARTICLE III

REMEDIES

3.1  Remedies Available.  If there shall occur an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, and upon the request of the Required Banks shall, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a)  Acceleration.  Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Mortgagor to the extent permitted by applicable law), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b)  Entry on the Property.  Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee’s judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Mortgagee therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c)  Collect Rents and Profits.  With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d)  Appointment of Receiver.  Upon, or at any time prior to or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Mortgagor or any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee or Lender of any other right, remedy or privilege Mortgagee or Lender may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

(e)  Foreclosure.  Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

(1)  In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, attorneys’ fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys’ fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

(2)  Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

(f)  Other.  Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

3.2  Application of Proceeds.  To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

(a)  To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b)  To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

(c)  To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

3.3  Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney.  Upon the occurrence of an Event of Default hereunder, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee’s or the receiver’s sole discretion, all at Mortgagor’s expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently (to the extent permitted by applicable law): (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Mortgagee’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such Leases, whether of real or personal property, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any Tenant, lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any Lease, contract or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such Tenant, lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract or other agreement, or for the performance of any undertakings under any such Lease, contract or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage, or any default under any of the other Loan Documents, has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Mortgagor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Mortgagee or Lender in connection with any action taken under this Section 3.3, together with interest thereon at the Default Rate from the date of making such advancement by Mortgagee or Lender until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing the secured indebtedness.

3.4  Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Mortgagor (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of space at the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.

3.5  Notice to Account Debtors.  Mortgagee may, at any time after an Event of Default hereunder, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness, to Mortgagor included in the Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

3.6  Cumulative Remedies.  All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default hereunder. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.7  Payment of Expenses.  Mortgagor shall pay on demand all of Mortgagee’s expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

ARTICLE IV

MISCELLANEOUS TERMS AND CONDITIONS

4.1  Time of Essence.  Time is of the essence with respect to all provisions of this Mortgage.

4.2  Release of Mortgage.  If all of the secured indebtedness be paid, then and in that event only, and all rights under this Mortgage shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security Interests, conveyances and assignments evidenced hereby, which shall be released by Mortgagee in proper form at Mortgagor’s cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee. Mortgagee is hereby conferred with the power and authority to protect, conserve, sell, lease, encumber, assign, release, modify and otherwise manage and dispose of this Mortgage and the Property as contemplated by the terms of this Mortgage, and to execute and deliver satisfactions, releases, modifications and other amendments with respect to this Mortgage and to otherwise in any way deal with this Mortgage, or the Property as contemplated or permitted by this Mortgage. It is the intent of these grants of powers and authority to entitle any grantee, mortgagee, lessee, transferee, assignee or any other person in any way dealing with Mortgagee with respect to this Mortgage or the Property to deal with Mortgagee without having to inquire into the power or authority of Mortgagee to act on behalf of the Lender.  Notwithstanding the foregoing to the contrary, at Mortgagor’s request, upon repayment in full of the obligations secured hereunder, in lieu of terminating this Mortgage, Mortgagee shall assign this Mortgage and Mortgagee’s rights, title and interest in this Mortgage (without recourse) to a person designated by Mortgagor.  In the event this Mortgage is assigned, Mortgagor shall pay all of Mortgagee’s costs and expenses (including reasonable attorney’s fees) incurred by Mortgagee in connection with such assignment.

4.3  Certain Rights of Mortgagee.  Without affecting Mortgagor’s liability for the payment of any of the indebtedness secured hereby, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of the Mortgage or any agreement subordinating the lien hereof.

4.4  Waiver of Certain Defenses.  No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

4.5  Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given at the addresses and in the manner set forth in Article 23 of the Loan Agreement, the terms of which are hereby incorporated herein by reference.

4.6  Successors and Assigns.  The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, Lender, and their respective directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties’ successors and assigns, and the term “Mortgagee” as used herein shall also mean and refer to any lawful holder or owner, including pledges and participants, of any of the indebtedness secured hereby. If Mortgagor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Mortgagor.

4.7  Severability.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

4.8  Gender.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.9  Waiver; Discontinuance of Proceedings.  Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default or an Event of Default hereunder. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

4.10  Headings.  The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

4.11  Governing Law.  This Mortgage shall be governed by, and shall be construed in accordance with, the laws of the State of Florida.

4.12  Counting of Days.  The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Real Estate is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the State in which the Real Estate is located are authorized by law to be closed.

4.13  Relationship of the Parties.  The relationship between Mortgagor and Mortgagee and Lender is that of a borrower, on the one hand, and a lender, on the other hand, only and none of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

4.14  Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.15  Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness, to the extent legally permissible, first in discharge of that portion thereof which is unsecured by this Mortgage.

4.16  Interest After Sale.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Rate.

4.17  Inconsistency with Other Loan Documents.  In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the Loan Agreement shall be controlling.

4.18  Construction of this Document.  This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.19  No Merger.  It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in title to the Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

4.20  Rights With Respect to Junior Encumbrances.  Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby to the extent provided herein and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

4.21  Mortgagee May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

4.22  Fixture Filing.  This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures.  The record owner of the Real Estate is Hillsborough County Aviation Authority, a public body corporate existing under the laws of the State of Florida, with a mailing address of Offices of the Hillsborough County Aviation Authority, Tampa International Airport, Tampa, Florida 33622, Attention: Executive Director of Aviation.

4.23  After-Acquired Property.  All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances, as Mortgagee shall require for accomplishing the purposes of this Mortgage.

4.24  No Representation.  By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee or Lender pursuant to the Loan Documents, including. but not limited to, any officer’s certificates, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Mortgagee nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee or Lender.

4.25  Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

4.26  Recording and Filing.  Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

4.27  Entire Agreement and Modification.  This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted except as otherwise provided in Section 21.6 of the Loan Agreement. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

4.28  Maximum Interest.  The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipsofacto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Mortgagee be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Mortgagor, Mortgagee and Lender.

4.29  Ground Lease Provisions.  The terms and conditions contained in Exhibit B attached hereto are hereby made a part hereof.

4.30  Limited Recourse.  The provisions of Section 25.1 of the Loan Agreement are hereby incorporated herein by reference to the same extent and effect as if fully set forth herein

4.31  Subordination of Mortgage.  This Mortgage, as the same is hereafter renewed, replaced or extended, and any and all advances hereunder are subordinate to the following leases (as amended from time to time): (a) that certain Land Sublease between Highbee Development Co., Inc., successor-in-interest to Mersco Realty Co., Inc. and Mortgagor, dated April 20, 2001, (b) that certain Land Sublease between Nordstrom, Inc. and Mortgagor, dated November 1, 1999, and (c) that certain Lease between the Neiman Marcus Group, Inc. and Mortgagor, dated November 1, 1999.

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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

WITNESSES: /s/ Michelle R. Puricelli Print Name Michelle R. Puricelli /s/ Richard A. Mathews Print Name Richard A. Mathews	TAMPA WESTSHORE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership By: T-I REIT, Inc., a Delaware corporation, its general partner By: /s/ Steven Eder Name: Steven Eder Title: Treasurer

STATE OF Illinois	)
) SS:
COUNTY OF Cook	)

The foregoing instrument was acknowledged before me this 3rd day of January, 2008, by Steven Eder, the Treasurer of T-I REIT, Inc., a Delaware corporation, the general partner of TAMPA WESTSHORE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership.  He is personally known to me or has produced a State of _________________ driver’s license as identification.

Sign Name: /s/ Lisa Strauss Notary Public: Print Name: Lisa Strauss Serial No. (if any):
[NOTARIAL SEAL] My Commission Expires: 7/18/10

EXHIBIT A

PROPERTY DESCRIPTION

Parcel 1

A portion of the Northwest one-quarter (NW1/4) of Section 16, Township 29 South, Range 18 East, and the Northeast one-quarter (NE1/4 ) of Section 17, Township 29 South, Range 18 East, Hillsborough County Florida, lying within and without the Plats of West Shore Estates as described in Plat Book 17, Page 43, and West Shore Estates Replat as described in Plat Book 31, Page 44 of the Public Records of Hillsborough County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 16; thence along the Westerly boundary of said Section 16, South 00 degrees 20 minutes 48 seconds West, for 50.00 feet to a point of intersection with the former South right-of-way line of vacated Columbus Drive and the point of beginning; thence along the former South right-of-way line of vacated Columbus Drive South 89 degrees 28 minutes 10 seconds East, for 468.92 feet to a point of curvature, of a tangent curve concave to the Southeast; thence Southwesterly along the arc of said curve, to the left having a central angle of 45 degrees 57 minutes 10 seconds and a radius of 360.00 feet for an arc distance of 288.73 feet to a point of tangency; thence South 44 degrees 34 minutes 40 seconds West, a distance of 53.48 feet to a point of curvature of tangent curve concave to the East; thence Southerly along the arc of said curve to the left having a central angle of 80 degrees 37 minutes 52 seconds and a radius of 30.00 feet for an arc distance of 42.22 feet to a point of reverse curvature of a tangent curve concave to the Southwest; thence Southeasterly along the arc of said curve to the right having a central angle of 36 degrees 24 minutes 56 seconds and a radius of 400.00 feet for an arc distance of 254.23 feet to a point of tangency; thence South 00 degrees 21 minutes 44 seconds West, a distance of 299.85 feet to a point of curvature of a tangent curve concave to the Northeast; thence Southeasterly along the arc of said curve to the left, having a central angle of 90 degrees 00 minutes 00 seconds and a radius of 30.00 feet for an arc distance of 47.12 feet to a point of tangency; thence South 89 degrees 38 minutes 16 seconds East, a distance of 5.47 feet to a point of curvature of a tangent curve concave to the Southwest; thence Southeasterly along the arc of said curve to the right, having a central angle of 39 degrees 09 minutes 41 seconds and a radius of 554.00 feet for an arc distance of 378.66 feet to a point of tangency; thence South 50 degrees 28 minutes 34 seconds East, a distance of 165.11 feet; thence South 39 degrees 31 minutes 26 seconds West, a distance of 108.00 feet; thence North 50 degrees 28 minutes 34 seconds West, a distance of 165.11 feet to a point of curvature of a tangent curve concave to the Southwest; thence Northwesterly along the arc of said curve to the left, having a central angle of 39 degrees 09 minutes 41 seconds and a radius of 446.00 feet for an arc distance of 304.84 feet to a point of tangency; thence North 89 degrees 38 minutes 16 seconds West, a distance of 5.47 feet to a point of curvature of a tangent curve concave to the Southeast; thence Southwesterly along the arc of said curve to the left, having a central angle of 90 degrees 00 minutes 00 seconds and a radius of 30.00 feet for an arc distance of 47.12 feet to a point of tangency; thence South 00 degrees 21 minutes 44 seconds West, a distance of 60.95 feet to a point of curvature of a tangent curve to the Northwest; thence Southwesterly along the arc of said curve to the right, having a central angle of 39 degrees 09 minutes 42 seconds and a radius of 411.00 feet for an arc distance of 280.92 feet to a point of tangency; thence South 39 degrees 31 minutes 26 seconds West, a distance of 227.59 feet; thence South 48 degrees 58 minutes 48 seconds East, a distance of 324.62 feet; thence South 39 degrees 31 minutes 26 seconds West for 203.34 feet to the point of curvature of a curve concave to the Northwest; thence continue Southwesterly along the arc of said curve to the right, having a central angle of 51 degrees 42 minutes 45 seconds and a radius of 1809.86 feet for an arc distance of 1633.50 feet to a point of tangency; thence North 88 degrees 45 minutes 50 seconds West, a distance of 287.74 feet; thence North 01 degrees 46 minutes 20 seconds East, a distance of 489.36 feet to a point on the arc of a non-tangent curve concave to the Northeast, a radial line of said  curve through said point having a bearing of South 07 degrees 02 minutes 22 seconds West; thence Northwesterly along the arc of said curve to the right, having a central angle of 28 degrees 19 minutes 41 seconds and a radius of 630.00 feet for an arc distance of 311.48 feet to a point on the arc of a non-tangent curve concave to the Southeast, a radial line of said curve through said point having a bearing of North 59 degrees 24 minutes 25 seconds West; thence Southwesterly along the arc of said curve to the left, having a central angle of 28 degrees 49 minutes 15 seconds and a radius of 446.00 feet for an arc distance of 224.35 feet to point on a non-tangent line; thence North 88 degrees 13 minutes 40 seconds West along the radial extension of the last described curve a distance of 14.00 feet to a point on the former East right-of-way line of vacated Westshore Boulevard; thence along the former right-of-way line the following 7 courses; North 01 degrees 46 minutes 20 seconds East, for 171.56 feet to the point of curvature of a curve concave to the West; thence Northwesterly along the arc of said curve to the left having a central angle of 01 degrees 18 minutes 00 seconds and a radius of 22,958.32 feet for an arc distance of 520.91 feet to a point of tangency; thence North 00 degrees 28 minutes 20 seconds East, for 83.85 feet; thence South 89 degrees 31 minutes 40 seconds East, for 24.68 feet; thence North 00 degrees 26 minutes 16 seconds East 116.50 feet; thence North 89 degrees 31 minutes 40 seconds West, for 24.61 feet; thence North 00 degrees 28 minutes 20 seconds East for 1,170.64 feet to a point of intersection with the former South right-of-way line of said vacated Columbus Drive; thence along the former right-of-way line of vacated Columbus Drive South 88 degrees 48 minutes 30 seconds East, for 1925.86 feet to a point of intersection with the Easterly boundary of said Section 17, said point being the point of beginning.

PARCEL E

A portion of the Northeast 1/4 of SECTION 17, TOWNSHIP 29 SOUTH, RANGE 18 EAST, Hillsborough County, Florida, lying within the Plat of WEST SHORE ESTATES as described and recorded in Plat Book 17, Page 43 of the Public Records of Hillsborough County, Florida, being more particularly described as follows:

Commence at the Northwest corner of Section 16, Township 29 South, Range 18 East; thence along the Westerly boundary of said Section 16, South 00°20'48" West, for 50.00 feet to a point of intersection with the former South right-of-way line of vacated Columbus Drive; thence along the former South right-of-way line of vacated Columbus Drive South 89°28'10" East 1582.37 feet; thence along the South right-of-way line of Columbus Drive the following 2 courses: thence South 00°31'50" West, for 6.06 feet to a point on a curve concave to the Southwest; thence Easterly along the arc of said curve, having a radius of 536.59 feet, a central angle of 21°27'53", an arc length of 201.02 feet and a chord bearing South 78°44'13" East for 199.85 feet to a point of intersection with the Northwesterly right-of-way line of Boy Scout Boulevard, said point being on a curve concave to the Southeast; thence along said right-of-way line the following 5 courses; thence Southwesterly along the arc of said curve having a radius of  2009.86 feet, central angle of 25°40'03", an arc length of 900.38 feet, and a chord bearing South 52°21'27" West, for 892.87 feet; thence South 39°31'26" West, for 1496.78 feet to the point of curvature of a curve concave to the Northwest; thence Southwesterly along the arc of said curve, having a radius of 1809.86 feet, a central angle of 51°42'45", an arc length of 1633.50 feet and a chord bearing South 65°22'49" West, for 1578.61 feet; thence North 88°45'49" West, a distance of 287.74 feet to the Point of Beginning; thence continue North 88°45'49" West, for 329.94 feet to a point on the East right-of-way line of Westshore Boulevard; thence along said right-of-way line of the following two courses; thence North 01°14'31" East for 50.00 feet; thence North 88°45'49" West, for 29.34 feet to a point on a curve concave to the East; thence along the former East right-of-way line of vacated Westshore Boulevard the following 2 courses: thence Northerly along the arc of said curve having a radius of 22,878.32 feet, a central angle of 00°16'41", an arc length of 111.03 feet and a chord bearing North 01°38'00" East, for 111.03 feet; thence North 01°46'20" East, for 219.26 feet; thence South 88°13'40" East, a distance of 14.00 feet to a point on the arc of a non-tangent curve concave to the Southeast a radial line of said curve through said point having a bearing of North 88°13'40" West; thence Northeasterly along the arc of said curve to the right , having a central angle of 28°49'15" and a radius of 446.00 feet for an arc distance of 224.35 feet to a point on the arc of non-tangent curve concave to the Northeast, a radial of 630.00 feet for an arc distance of 311.48 feet to a point on a non-tangent line; thence South 01°46'20" West, a distance of 489.36 feet to the Point of Beginning.

Parcel 2

Non-exclusive easements for the benefit of the above Parcels, as recited in Article VI of that certain Amended and Restated Development, Use and Reciprocal Easement Agreement recorded in Official Records Book 9227, page 556, of the Public Records of Hillsborough County, Florida and modified by First Amendment recorded in Official Records Book 10372, page 1 and Second Amendment recorded in Official Records Book 10372, page 7 and further modified by Release of Liens recorded in Official Records Book 10372, page 26 and modified by Release of Easement Rights recorded in Official Records Book 16455, page 336 and Release of Easement Rights recorded in Official Records Book 17689, Page 1895, of the Public Records of Hillsborough County, Florida.

Parcel 3

Non-exclusive access easements for the benefit of Parcel 1, as recited in Paragraph 6 of that certain Shopping Center Lease dated September 10, 1998, recorded in Official Records Book 9242, page 1058, and as recorded in Official Records Book 9535, page 1 of the Public Records of Hillsborough County, Florida including, but not limited to, the following:

i)   Non-exclusive use of the access road located on the property now owned by  Hillsborough County Aviation Authority and which runs within two hundred (200) feet of the western boundary line of the Restated Lease Premises and runs to the terminal complex;
ii)   Non-exclusive easements over and across those portions of Westshore Boulevard and Columbus Drive which are adjacent to the Restated Leased Premises and which are now owned by the Hillsborough County Aviation Authority.

Parcel 4

Non-exclusive easements for the benefit of Parcel 1, created in that certain Construction, Operation and Reciprocal Easement Agreement by and between Tampa Westshore Associates Limited Partnership, The Neiman Marcus Group, Inc., The May Department Stores Company, Mercantile Properties, Inc., The Joslin Dry Goods Company, and Nordstrom, Inc. dated as of November 1, 1999, recorded November 16, 1999 in Official Records Book 9922, page 1459, of the Public Records of Hillsborough County, Florida and amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded in Official Records Book 10753, Page 500.

EXHIBIT B

Leasehold Mortgage Addendum

The following terms and conditions are included as additional provisions to the Mortgage to which it is attached:

1.           Mortgagor shall pay or cause to be paid all rent and other charges required under that certain Shopping Center Lease between Hillsborough County Aviation Authority, a public body corporate existing under the laws of the State of Florida (“Hillsborough County”) as the lessor, and Mortgagor, as lessee, dated as of September 10, 1998, as amended by that certain First Amendment to Lease, dated as of June 14, 2001, and that certain Lease between Hillsborough County, as the lessor, and Concorde Companies, as the lessee, dated as of June 14, 2001, as amended by that certain First Amendment to Lease, dated April 5, 2007, as assigned by the Concorde Companies to IP Land Associates, LLC (“IP Land LLC”) pursuant to that certain Ground Lease Assignment, dated April 20, 2007, as assigned further by IP Land LLC to Mortgagor pursuant to that certain Ground Lease Assignment, dated as of January 8, 2008 (the foregoing agreements are referred to together as the “Ground Lease”), as and when the same are due and Mortgagor shall keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the lessee thereunder to be kept, observed and performed, and shall not in any manner, cancel, terminate or surrender, or permit any cancellation, termination or surrender of the Ground Lease, in whole or in part, or, without the written consent of Mortgagee, either orally or in writing, modify, amend or permit any modification or amendment of any of the material terms thereof in any respect, and any attempt on the part of Mortgagor to exercise any such right without such written consent of Mortgagee shall be null and void and of no effect.

2.           Mortgagor shall do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Mortgagor as lessee under the Ground Lease, and to prevent any default by it under the Ground Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, and in the event of the failure of Mortgagor to make any payment required to be made by Mortgagor pursuant to the provisions of the Ground Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the material terms, covenants, provisions or agreements of the Ground Lease, Mortgagor agrees that Mortgagee may (but shall not be obligated to), after ten (10) Business Days’ notice to Mortgagor (provided, however, that no such notice shall be required to be given after the occurrence of an Event of Default hereunder) take any action on behalf of Mortgagor, to make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Real Estate and the Improvements and subject to the terms of the Ground Lease and the Leases take all such action thereof as may be necessary therefor, to the end that the rights of Mortgagor in and to the leasehold estate created by the Ground Lease shall be kept unimpaired and free from default, and all money so expended by Mortgagee, with interest thereon at the Default Rate provided for in the Note from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee and shall be added to the indebtedness and secured by this Mortgage and Mortgagee and Lender shall have, in addition to any other remedy of Mortgagee and Lender, the same rights and remedies in the event of non-payment of any such sum by Mortgagor as in the case of a default by Mortgagor in the payment of any sums due under the Note.

3.           Mortgagor shall enforce the material obligations of the lessor under the Ground Lease to the end that Mortgagor may enjoy all of the rights granted to it under the Ground Lease, and shall promptly notify Mortgagee in writing upon becoming aware of any default by the lessor or by Mortgagor in the performance or observance of any of the terms, covenants and conditions on the part of the lessor or Mortgagor, as the case may be, to be performed or observed under the Ground Lease and Mortgagor shall promptly advise Mortgagee in writing of the occurrences of any of the events of default enumerated in the Ground Lease and of the giving of any notice by the lessor to Mortgagor of any default by Mortgagor in performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of the Mortgagor to be performed or observed and shall deliver to Mortgagee a true copy of each such notice. If, pursuant to the Ground Lease, the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any action omitted to be taken or reasonably taken by Mortgagee in good faith in reliance thereon to cure such default.

4.           If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Real Estate or the Improvements or for any other purpose affecting the Ground Lease or this Mortgage, Mortgagor shall, immediately upon service thereof on or to Mortgagor, deliver to Mortgagee a true copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

5.           Mortgagor covenants and agrees that unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property demised by the Ground Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor, Mortgagor, or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in the Real Estate, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, Mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.

6.           No release or forbearance of any of Mortgagor’s obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

7.           Upon the occurrence and during the continuance of an Event of Default, Mortgagor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to Paragraph 9 below) for which a right to do so is conferred upon Mortgagor as lessee under the Ground Lease without Mortgagee’s prior written consent. In case of any Event of Default and during the continuance of any Event of Default under this Mortgage, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purpose to Mortgagee, shall vest in and be exercisable solely by Mortgagee.

8.           Mortgagor shall give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Ground Lease. Mortgagee shall have the right to intervene and participate in any such proceeding and Mortgagor shall confer with Mortgagee to the extent which Mortgagee deems necessary for the protection of Mortgagee. Upon the written request of Mortgagee, if an Event of Default exists, Mortgagor shall exercise all rights of arbitration conferred upon it by the Ground Lease. Mortgagor shall select an arbitrator who is approved in writing by Mortgagee, provided, however, that if at the time any such proceeding shall be commenced, Mortgagor shall be in default in the performance or observance of any covenant, condition or other requirement of the Ground Lease, or of this Mortgage, on the part of Mortgagor to be performed or observed, Mortgagee shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Mortgagor the arbitrator or arbitrators, or appraiser, in such proceeding.

9.           Mortgagor may exercise any option or right to renew or extend the term of the Ground Lease or exercise the fee option contained therein without the prior written consent of Mortgagee. Mortgagor shall give Mortgagee simultaneous written notice of the exercise of such option or right to renew or extend, together with a copy of the instrument given to the lessor under the Ground Lease exercising such option or right, and, thereafter, shall promptly deliver to Mortgagee a copy of any acknowledgment by the lessor under such Ground Lease with respect to the exercise of such option or right. If such option or right has not been exercised as aforesaid, then not more than three hundred sixty (360) and not less than two hundred seventy (270) days before the right of Mortgagor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, Mortgagor shall give Mortgagee written notice specifying the date, term and manner for which such option or renewal is to be exercised. Within fifteen (15) business days of written demand by Mortgagee, Mortgagor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Mortgage or to comply with any law affecting Mortgagor or Mortgagee or which is necessary, in Mortgagee’s reasonable judgment, to preserve the value of the security intended to be afforded by this Mortgage. Mortgagor shall promptly provide evidence of such exercise of such option or right to Mortgagee’s reasonable satisfaction. In the event that Mortgagor fails to so exercise any such option or right or if an Event of Default shall exist under this Mortgage which is continuing beyond the applicable cure periods, Mortgagor hereby agrees and grants to Mortgagee all right and authority to exercise such option in the name of Mortgagor or in its own name. Nothing contained herein shall affect or limit any rights of Mortgagee granted under the Ground Lease.

10.           The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Mortgagor’s rights to remain in possession of the Premises.

Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the Bankruptcy Code, 11 U.S.C. §  365(h)(1). Any such election made without Mortgagee’s consent shall be void.

Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor’s claims and rights to the payment of damages arising from any rejection of the Ground Lease by lessor or any other fee owner of the Real Estate under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the lessor or any fee owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this section and then in accordance with the provisions of this Mortgage. Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to effectuate and carry out the assignment made pursuant to this section.

If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. § 365(h)(2). Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the lessor or any fee owner of any of their obligations under the Ground Lease after the rejection by the lessor or any fee owner of the Ground Lease under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall have the right to object, within ten (10) Business Days of receipt of notice, to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. Neither Mortgagee’s failure to object as aforesaid for any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor or any fee owner, the Real Estate or the Ground Lease in connection with any case under the Bankruptcy Code, and provided no Event of Default exists, Mortgagor shall have the right to conduct and control any such litigation with the reasonable approval by the Mortgagee. If any such litigation shall be commenced or filed and an Event of Default exists, Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice after consultation with Mortgagor. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all reasonable costs and expenses (including attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease and its value as security for the obligations secured by this Mortgage), in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other fee owner of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Mortgagor shall give Mortgagee not less than thirty (30) days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such thirty (30) day period a notice stating that Mortgagee demands that Mortgagor assume and assign the Ground Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

11.           Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Ground Lease and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage, except to the extent that Mortgagee becomes the tenant under the Ground Lease; provided, however, that in such instance, Mortgagor shall reimburse and indemnify, defend and hold harmless Mortgagee from and against any loss, costs, damages, or liabilities (i) arising from or accruing during the period of time during which Mortgagor was the tenant under the Ground Lease and (ii) relating to the Ground Lease.